As filed with the Securities and Exchange Commission on July 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	47-0956945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street,

Vancouver, British Columbia, Canada, V6C 1G8

(Address of registrant’s principal executive office) (zip code)

2010 STOCK INCENTIVE PLAN

(Full title of the plan)

David M. Gandossi

Mercer International Inc.

Suite 1120, 700 West Pender Street,

Vancouver, British Columbia, Canada, V6C 1G8

(Name and address of agent for service)

(604) 684-1099

(Telephone number, including area code, of agent for service)

Copies to:

H.S. Sangra Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, B.C. V6C 3L2 (604) 662-8808	Andrew Bond Davis Wright Tremaine LLP Suite 2400, 865 South Figueroa Street Los Angeles, CA 90017-2566 (213) 633-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $1.00 par value per share	2,250,000 shares	$11.46	$25,785,000	$2,988.48

(1)

This Registration Statement covers an additional 2,250,000 shares of common stock authorized to be offered and sold under the Mercer International Inc. 2010 Stock Incentive Plan, as amended effective May 31, 2017. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s common stock that may be issuable as a result of stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices of the Registrant’s shares of common stock as reported on the Nasdaq Global Select Market on July 13, 2017.

REGISTRATION OF ADDITIONAL SECURITIES

Mercer International Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register an additional 2,250,000 shares of the Registrant’s common stock, par value $1.00 per share, for issuance under the Mercer International Inc. 2010 Stock Incentive Plan, as amended effective May 31, 2017. In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 11, 2010 (File No. 333-167478) and on August 26, 2014 (File No. 333-198365), except to the extent otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2017;

(c)

all other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)

the description of the Registrant’s shares of common stock, par value $1.00 per share, contained in the Registrant’s registration statement on Form 8-A (File No. 000-51826), filed by the Registrant with the SEC on March 1, 2006, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of the Registrant’s common stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K, prior or subsequent to the filing of this Registration Statement, shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-A filed on March 2, 2006 (File No. 000-51826))

4.2	Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-A filed on March 2, 2006 (File No. 000-51826))

4.3	Mercer International Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2017 Annual Meeting of Shareholders filed on April 13, 2017 (File No. 000-51826))

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 18th day of July, 2017.

MERCER INTERNATIONAL INC.

By:	/s/ David M. Gandossi
Name:	David M. Gandossi
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Gandossi and David K. Ure, or either of them acting alone or together, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of this Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ David M. Gandossi David M. Gandossi	Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2017

/s/ David K. Ure David K. Ure	Chief Financial Officer, Senior Vice-President, Finance, and Secretary (Principal Financial and Accounting Officer)	July 18, 2017

/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Executive Chairman and Director	July 18, 2017

/s/ Eric Lauritzen Eric Lauritzen	Director	July 18, 2017

/s/ William D. McCartney William D. McCartney	Director	July 18, 2017

/s/ Bernard Picchi Bernard Picchi	Director	July 18, 2017

/s/ James Shepherd James Shepherd	Director	July 18, 2017

/s/ Keith Purchase Keith Purchase	Director	July 18, 2017

/s/ Nancy Orr Nancy Orr	Director	July 18, 2017

/s/ Martha A.M. Morfitt Martha A.M. Morfitt	Director	July 18, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-A filed on March 2, 2006 (File No. 000-51826))

4.2	Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-A filed on March 2, 2006 (File No. 000-51826))

4.3	Mercer International Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2017 Annual Meeting of Shareholders filed on April 13, 2017 (File No. 000-51826))

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)